Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction to Unaudited Pro Forma Condensed Combined Financial Information

On March 20, 2019, Hartford Great Health Corp. (“HFUS”) entered into a Purchase Agreement and a Supplement Purchase Agreement, wherein HFUS agreed to acquire 100 percent shares of Hartford Great Health Management (Shanghai) Ltd. (“HFSH”) and its 90 percent owned subsidiary Shanghai Qiao Garden International Travel Agency (“Qiao Garden Int’l Travel”). The following unaudited pro forma combined balance sheet as of July 31, 2018, condensed combined statement of operations for the year ended July 31, 2018 and the nine months ended April 30, 2019, gives effect to the Transaction as if the Transaction occurred on August 1, 2017. A pro forma balance sheet as of April 30, 2019 is not required as the Company’s balance sheet as of April 30, 2019 included in the Form 10-Q for the quarter ending April 30, 2019 reflects the impact of the acquisition.

The historical consolidated financial data has been adjusted in the unaudited pro forma condensed combined financial data to give effect to events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined statements of operations should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined statements of operations. In addition, the unaudited pro forma condensed combined financial information was based on and should be read in conjunction with the:

•	separate audited historical financial statements of HFUS as of and for the year ended July 31, 2018, and the related notes, included in the Company’s Annual Report on Form 10-K for the year ended July 31, 2018, filed with the Securities and Exchange Commission on November 14, 2018.

•	separate unaudited historical financial statements of HFUS as of and for the three and nine months ended April 30, 2019, and the related notes, included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2019, filed with the Securities and Exchange Commission on June 19, 2019.

•	separate audited historical financial statements of HFSH as of and for the year ended July 31, 2018, and the related notes, included in Exhibit 99.1.

•	separate unaudited historical financial statements of HFSH as of and for the six months ended January 31, 2019 and the related notes included in Exhibit 99.2.

The unaudited pro forma condensed combined statements of operations have been presented for informational purposes only. The pro forma information is not necessarily indicative of what the combined company’s results of operations actually would have been had the acquisition been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the combined company.

Pursuant to the acquisition method of accounting, the purchase price, calculated as described in Note 2 to the unaudited pro forma condensed combined statements of operations, has been allocated to assets acquired and liabilities assumed based on their respective fair values. The pro forma adjustments have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial data does not reflect any revenue enhancements or operating synergies that the combined company may achieve as a result of the acquisition or the costs to integrate the operations of HFUS and HFSH or the costs necessary to achieve these revenue enhancements and operating synergies. There were no significant intercompany transactions between HFUS and HFSH as of the dates and for the periods of these unaudited pro forma condensed combined statements of operations.

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UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of July 31, 2018

	Historical HFUS	Historical HFSH	Pro Forma Adjustments	Notes	Pro Forma Combined
ASSETS
Current Assets
Cash and cash equivalents	$1,444	$59,948	$1,568,780	(a)/(b)	$1,630,172
Accounts and Other receivables	—	14,919			14,919
Related party receivable	—	902,438			902,438
Total Current Assets	1,444	977,305	1,568,780		2,547,529
Noncurrent Assets
Restricted cash, noncurrent	—	29,324			29,324
Property, plant and equipment - net	—	5,911	—		5,911
Goodwill	—	105,813	382,782	(b)	488,595
Other assets	—	1,022			1,022
Total Noncurrent Assets	—	142,070	382,782		524,852
TOTAL ASSETS	$1,444	$1,119,375	$1,951,562		$3,072,381

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$—	$1,015			$1,015
Related party payable	—	1,081,101	—		1,081,101
Other current payable	832	40,123			40,955
Total Current Liabilities	832	1,122,239	—		1,123,071
TOTAL LIABILITIES	832	1,122,239	—		1,123,071
Stockholders' Equity
Common stock	3,018	—	96,090	(a)	99,108
Additional paid-in capital	330,241	—	1,825,710	(a)/(b)	2,155,951
Accumulated deficit	(332,647)	(73,886)	34,067	(b)	(372,466)
Accumulated other comprehensive Income	—	6,168	(4,305)	(b)	1,863
Noncontrolling interest	—	64,854	—		64,854
Total Stockholders' Equity	612	(2,864)	1,951,562		1,949,310
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,444	$1,119,375	$1,951,562		$3,072,381

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

For the Year Ended July 31, 2018

	Historical HFUS	Historical HFSH	Pro Forma Adjustments	Notes	Pro Forma Combined
Operating expenses
General and administrative	25,603	79,766	—		105,369
Total Operating Expenses	25,603	79,766	—		105,369
Operating Loss	(25,603)	(79,766)	—		(105,369)
Other Income (Expense)
Interest income (expense), net	237	4,461	—		4,698
Other Income (Expense), net	237	4,461	—		4,698
Loss before income taxes	(25,366)	(75,305)	—		(100,671)
Income Tax Expense
Net Loss	(25,366)	(75,305)	—		(100,671)
Less: Net Loss Attributable to
Noncontrolling Interest		(1,419)	—		(1,419)
Net Loss Attributable to
Hartford Great Health Corp	(25,366)	(73,886)	—		(99,252)

Net loss per common share:
Basic and Diluted	(0.01)		—	(c)	(0.00)
Weighted average shares outstanding:
Basic and diluted	3,018,000		96,090,000	(c)	99,108,000

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

For the Nine Months Ended April 30, 2019

	Historical HFUS For the Nine Months Ended April 30, 2019	Historical HFSH for the Seven months ended February 28, 2019	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenues	23,103	—	—		23,103
Cost of good sales	6,995	—	—		6,995
Gross Profit	16,108	—	—		16,108
Operating Expenses	340,634	305,508	—		646,142
Operating Loss	(324,526)	(305,508)	—		(630,034)
Other Income (Expense), net	(91,022)	24,804	—		(66,218)
Loss before income taxes	(415,548)	(280,704)	—		(696,252)
Income Tax Expense	—	—	—		—
Net Loss	(415,548)	(280,704)	—		(696,252)
Less: Net Loss Attributable to
Noncontrolling Interest	(22,532)	1,958	—		(20,574)
Net Loss Attributable to
Hartford Great Health Corp	(393,016)	(282,662)	—		(675,678)

Net loss per common share:
Basic and Diluted	(0.01)		—	(c)	(0.01)
Weighted average shares outstanding:
Basic and diluted	48,775,143		96,090,000	(c)	99,108,000

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1.	Basis of Presentation

The unaudited pro forma condensed combined statements of income are based on HFUS and HFSH’s historical statements of operations as adjusted to give effect to the acquisition of HFSH. The unaudited pro forma combined balance sheet as of July 31, 2018, statements of operations for the nine months ended April 30, 2019 and the year ended July 31, 2018 give effect to the HFSH acquisition as if it had occurred on August 1, 2017.

The Company accounts for business combinations pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”). In accordance with ASC 805, the Company uses its best estimates and assumptions to accurately assign fair value to the tangible assets acquired, identifiable intangible assets and liabilities assumed and the related income tax impacts as of the acquisition date. Goodwill as of the acquisition date is measured as the excess of purchase consideration over the fair value of tangible and identifiable intangible assets acquired and liabilities assumed.

The fair values assigned to HFSH’s tangible and identifiable intangible assets acquired and liabilities assumed are based on management’s estimates and assumptions. The estimated fair values of these assets acquired and liabilities assumed are based on the information that was available as of the date of the acquisition.

The unaudited pro forma financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on August 1, 2017. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma combined financial information does not reflect any operating efficiencies or cost savings that the Company may achieve.

2.	Allocation of Purchase Price to Assets Acquired and Liabilities Assumed

On March 20, 2019, HFUS entered into a Purchase Agreement and a Supplemental Purchase Agreement, wherein HFUS agreed to acquire 100 percent shares of HFSH and its 90 percent owned subsidiary Qiao Garden Int’l Travel. The original intent behind the acquisition was to use the travel agency to manage travel and lodging arrangements between China and the US for Chinese members of the anti-aging stem-cell treatment program. The Company accounted the acquisition transaction in accordance with FASB ASC 805, Business Combinations, and as a result, assets acquired and liabilities assumed were recorded at their estimated fair values as of the acquisition date. The following table summarizes the purchase price allocation:

Assets Acquired and Liabilities Assumed
Cash and cash equivalents	$35,886
Accounts and Other receivables	92,120
Equipment, net	6,511
Related party receivables	791,445
Goodwill	573,170
Other current payable	(3,126)
Related party payables	(1,073,380)
Noncontrolling interest	(63,911)
Total consideration	$358,715 *

* Total consideration for the acquisition included $135,238 (RMB 907,737) cash consideration plus $223,477 (RMB 1,500,000) payable due from HFSH waived by HFHZ.

Goodwill is mainly attributable to synergies expected from the acquisition of the travel agency license and assembled workforce.

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Amount of $677,463 related party receivable is due from Shanghai Qiaohong Real Estate Co., Ltd. (“SH Qiaohong”), owning 40 percent equity interest of Hangzhou Longjing Qiao Fu Vacation Hotel Co., Ltd (“HZLJ”). HFSH loaned the amount to SH Qiaohong for two years on June 21, 2018, the related party loan bears annual interest of six percent. The balance will be paid back by June 30, 2020. Amount of $109,355 is due from one of the directors for business trips and business developing expenses and the amount is going to be reimbursed or paid back within three months. The remaining related party receivable are the operating advances made to multiple companies which are under common control by the same management. These advances do not bear interest and are considered due on demand.

Related party payable consisted the unpaid portion of operating advances made to HFSH by the affiliates which are under common control by the same management. These advances do not bear interest and are considered due on demand. The majority advances, amount of $990,665 were from SH Qiaohong. HFSH used the amount for start-up expense and 90 percent of Qiao Garden Int’l Travel acquisition.

The related transaction costs were immaterial and included in General and administrative expenses in the accompanying consolidated statements of operations.

3.	Pro Forma Adjustments

The following adjustments have been reflected in the unaudited pro forma condensed combined financial information.

(a)	As the Company was in loss position and no cash available for acquisition. Therefore, the issuance of 96,090,000 common shares to finance the acquisition is considered directly attributable to the acquisition.

(b)	An adjustment was made to record the cash consideration paid for the Transaction on the acquisition date and related purchase accounting adjustments to eliminate HFSH’s accumulated deficits and accumulated other comprehensive loss, as well as goodwill recognition for the excess of the purchase price over the fair value of identifiable net assets acquired.

(c)	Represents the net loss per shares, the weighted average shares increased as if the issuance of 96,090,000 common shares to finance the acquisitions occurred on August 1, 2017.

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